Exhibit 99.3

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL

INFORMATION

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the transactions. This information should be read together with BCAC’s and VWE’s financial statements and related notes, the sections titled “Selected Historical Financial Data of BCAC,” “Selected Historical Financial and Other Data of VWE,” “BCAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “VWE Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, included in the Prospectus, Exhibit 99.2 to BCAC’s Form 6-K filed with the SEC on May 14, 2021 and as Exhibit 99.2 to the Current Report on Form 8-K to which this Exhibit 99.3 is attached.

Introduction

BCAC is a special purpose acquisition corporation formed for purpose of effecting, directly or indirectly, an acquisition of one or more businesses or assets, by way of a merger, amalgamation, arrangement, share exchange, asset acquisition, share purchase, reorganization, or any other similar business combination, which is referred to herein as a qualifying acquisition. BCAC was incorporated on July 8, 2019 under the Business Corporations Act (British Columbia) and was domiciled in Canada. On June 4, 2021, BCAC changed its jurisdiction of incorporation from the Province of British Columbia to the State of Nevada.

On August 15, 2019, BCAC closed its IPO of 35,000,000 Class A restricted voting units at a price of $10.00 per unit, generating gross proceeds of $350,000,000. On September 13, 2019, BCAC closed the partial exercise by the IPO underwriters of their over-allotment option in respect of an additional 1,000,000 Class A restricted voting units, generating gross proceeds of $10,000,000. Each Class A restricted voting unit consisted of one Class A restricted voting share and one-half of a warrant, with each whole warrant entitling the holder to purchase one Class A restricted voting share. Prior to the closing of the IPO, the Sponsor purchased 10,062,500 Class B shares (of which 1,062,500 shares were relinquished in connection with the partial exercise by the IPO underwriters of the over-allotment option) for an aggregate price of $25,000. In addition, concurrently with the closing of the IPO, the Sponsor purchased 12,000,000 warrants for an aggregate price of $12,000,000. Following the IPO, BCAC deposited a total of $360,000,000 ($10.00 per Class A restricted voting share) in the escrow account. On April 22, 2021, BCAC and Wasatch entered into subscription agreements for the sale and purchase of 10.0 million shares of New VWE Holdco common stock at $10.00 per share at the closing of the transactions.

VWE is a leading vintner in the United States, offering a collection of wines produced by award-winning, heritage wineries, popular lifestyle wines, innovative new wine brands and packaging concepts as well as craft spirits. Since its organization as a California corporation over 20 years ago, VWE has grown organically through brand creation and acquisitions to become the 15th largest wine producer based on cases of wine shipped in California.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical unaudited balance sheet of BCAC and the historical unaudited condensed consolidated balance sheet of VWE on a pro forma basis as if the transactions had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2021 and the unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2020 combine the historical statements of operations of BCAC and the historical consolidated statements of operations of VWE for such periods on a pro forma basis as if the transactions had been consummated on July 1, 2019, the beginning of the earliest period presented. In addition to the merger and the domestication, the transactions contemplated by the transaction agreement that are given pro forma effect include:

•	the redemption of 18,366,645 shares of BCAC Class A restricted voting shares at approximately $10.10 per share;

•	the reverse recapitalization between merger sub and VWE;

•	the cash paid for a portion of VWE Series B stock;

•	the cancellation of all VWE stock options and related payments of cash consideration to former holders thereof;

•	the forfeiture and cancellation of 3,000,000 Class B shares and 4,000,000 Founders Warrants by the Sponsor for no value;

•	the repayment of certain outstanding indebtedness of VWE;

•	the escrow of $6,524,977 with the PPP lender as required by the transaction agreement in connection with the application for forgiveness of the PPP Note;

•

the conversion of the $4,750,000 principal amount of the VWE secured convertible promissory note held by Jayson Woodbridge, plus $38,594 of interest accrued thereon, into shares of VWE Series A common stock; and

•

the issuance of 10.0 million shares of New VWE Holdco common stock at $10.00 per share at the closing of the transactions pursuant to subscription agreements between BCAC and Wasatch dated April 22, 2021.

The unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of New VWE Holdco. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Accordingly, you should not place undue reliance on such information.

The historical financial information of BCAC was derived from the unaudited and audited financial statements of BCAC as of and for the three months ended March 31, 2021, included in BCAC’s Form 6-K filed with the SEC on May 14, 2021, and the six months ended June 30, 2020, and for the year ended December 31, 2020 included in the Prospectus. The unaudited condensed combined statement of operations of BCAC for the nine months ended March 31, 2021 was calculated by taking the audited statement of operations of BCAC for the year ended December 31, 2020 less the unaudited condensed statement of operations of BCAC for the six months ended June 30, 2020, plus the unaudited condensed statement of operations of BCAC for the three months ended March 31, 2021. The unaudited condensed statement of operations of BCAC for the year ended June 30, 2020 was calculated by taking the unaudited condensed statement of operations of BCAC for the six months ended June 30, 2020 plus the audited statement of operations of BCAC for the period of July 8, 2019 (inception) through December 31, 2019. The historical financial information of VWE was derived from the unaudited condensed consolidated financial statements of VWE as of and for the nine months ended March 31, 2021, and audited consolidated financial statements of VWE for the year ended June 30, 2020, included in Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit 99.3 is attached and the Prospectus, respectively. This information should be read together with BCAC’s and VWE’s unaudited and audited financial statements and related notes, the sections titled “Selected Historical Financial Data of BCAC,” “Selected Historical Financial and Other Data of VWE,” “BCAC Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “VWE Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included in the Prospectus, Exhibit 99.2 to BCAC’s Form 6-K filed with the SEC on May 14, 2021 and as Exhibit 99.2 to the Current Report on Form 8-K to which this Exhibit 99.3 is attached.

The transactions will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, BCAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the transactions will be treated as the equivalent of VWE issuing stock for the net assets of BCAC, accompanied by a recapitalization. The net assets of BCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the transactions will be those of VWE. See “Anticipated Accounting Treatment.”

BCAC’s and VWE’s management have made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to:

•	any anticipated synergies, operating efficiencies, tax savings, cost savings or increased costs of a public company that may be associated with the transactions;

•

the issuance of up to 5,726,864 Earnout Shares to holders of shares of VWE Series A stock and VWE Series B stock (other than Wasatch), which are issuable in the event New VWE Holdco common stock achieves certain performance goals;

•

the impact of the expected acquisition by VWE of Kunde by merger (see “VWE Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Kunde Acquisition;)”

•	the potential divestiture of certain non-core real estate assets with a combined appraised value in excess of $70 million; and

•	the impact of any Canadian income tax incurred by BCAC under the “corporate emigration” rules in the Tax Act as a result of the domestication.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

	VWE March 31, 2021	BCAC March 31, 2021	Adjustments		Pro Forma Combined March 31, 2021
ASSETS
Current assets:
Cash	$456,000	$1,080,500	$178,640,835	(A)
			100,000,000	(B)
			(83,056,500	) (C)
			(6,524,977	) (P)
			(13,500,000	) (D)
			(32,000,000	) (E)
			(20,399,466	) (F)
			(7,943,431	) (G)	116,752,961
Accounts receivable, net	11,111,300	—	—		11,111,300
Related party receivables	2,362,400	—	—		2,362,400
Other receivables	11,925,800	—	—		11,925,800
Inventories	212,120,000	—	—		212,120,000
Prepaid expenses and other current assets	11,554,900	624,807	(1,302,200	) (F)	10,877,507

Total current assets	249,530,400	1,705,307	113,914,261		365,149,968

Property, plant, and equipment, net	185,113,900	—	—		185,113,900
Goodwill	87,122,900	—	—		87,122,900
Intangible assets, net	26,035,200	—	—		26,035,200
Other assets	884,200	—	—		884,200
Cash held in escrow for PPP note payable	—	—	6,524,977	(P)	6,524,977
Investments held in Trust Account	—	364,078,637	(364,078,637	) (A)	—

Total assets	$548,686,600	$365,783,944	$(243,639,399)		$670,831,145

LIABILITIES, REDEEMABLE STOCK, NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Line of credit	169,629,800	$—	$(83,056,500	) (C)	$86,573,300
Accounts payable	25,552,200	3,162,788	—		28,714,988
Accrued liabilities and other payables	29,432,100	—	(38,594	) (N)	29,393,506
Related party liabilities	15,423,900	8,764	—		15,432,664
Current maturities of long-term debt	15,423,400	—	—		15,423,400

Total current liabilities	255,461,400	3,171,552	(83,095,094)		175,537,858

Other long-term liabilities	912,500	—	—		912,500
Long-term debt, less current maturities	137,602,700	—	(4,750,000	) (N)	132,852,700
Interest rate swap liabilities	11,731,000	—	—		11,731,000
Deferred tax liability	5,686,700	—	—		5,686,700
Deferred gain	12,334,700	—	—		12,334,700
Deferred underwriters' commission		13,500,000	(13,500,000	) (D)	—

Total liabilities	423,729,000	16,671,552	(101,345,094)		339,055,458

BCAC Class A restricted voting shares; 36,000,000 subject to redemption	—	363,338,039	(363,338,039	) (H)	—

VWE Series A redeemable stock, no par value; 10,000,000 and 6,799,424 shares authorized, and issued and outstanding, respectively	54,258,100	—	(30,679,400	) (J)

			(23,578,700	) (J)	—

VWE Series B redeemable stock, no par value; 10,000,000 and 1,588,956 shares authorized, and issued and outstanding, respectively	47,474,600	—	(5,236,342	) (I)
			(32,000,000	) (E)
			(10,238,258	) (I)	—

Redeemable noncontrolling interest	1,653,100	—	—		1,653,100

Stockholders' equity (deficit):

VWE Series A common stock, no par value, 10,000,000, and 872,931 shares authorized, and issued and outstanding, respectively	2,363,500	—	(2,363,500	) (K)	—

BCAC Class A restricted voting shares, unlimited shares authorized; no shares issued and outstanding (excluding 36,000,000 shares subject to possible redemption) at March 31, 2021	—	—	—		—

BCAC Class B Shares, unlimited shares authorized; 9,000,000 shares issued and outstanding at March 31, 2021	—	25,000	(8,333	) (L)	—
			(16,667	) (M)
New VWE Holdco common stock, no par value; 200,000,000 shares authorized; 57,219,608 shares issue and outstanding	—	—	—	(N)	—

Additional paid-in capital	10,670,000	—	177,900,237	(H)
			10,238,258	(I)
			23,578,700	(J)
			2,363,500	(K)
			25,000	(M)(L)
			(20,688,166	) (F)
			(7,943,431	) (G)
			4,788,594	(N)
			(14,250,647	) (O)
			100,000,000	(B)	286,682,045
Retained earnings (accumulated deficit)	8,885,300	(14,250,647)	14,250,647	(O)
			5,236,342	(I)
			30,679,400	(J)
			(1,013,500	) (F)	43,787,542

Total VWE/BCAC stockholders' equity (deficit)	21,918,800	(14,225,647)	322,776,434		330,469,587
Noncontrolling interest	(347,000)				(347,000)

Total stockholders' equity (deficit)	21,571,800	(14,225,647)	322,776,434		330,122,587

Total liabilities, redeemable stock, noncontrolling interest, and stockholders' equity (deficit)	$548,686,600	$365,783,944	$(243,639,399)		$670,831,145

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED MARCH 31, 2021

	VWE Nine Months Ended March 31, 2021	BCAC Nine Months Ended March 31, 2021	Adjustments		Pro Forma Combined Nine Months Ended March 31, 2021
NET REVENUES

Wine and spirits	$132,085,500	$—	$—		$132,085,500
Nonwine	31,623,400	—	—		31,623,400

	163,708,900	—	—		163,708,900

COST OF REVENUES
Wine and spirits	82,179,900	—	—		82,179,900
Nonwine	17,287,600	—	—		17,287,600

	99,467,500	—	—		99,467,500

GROSS PROFIT	64,241,400	—	—		64,241,400

Selling, general, and administrative expenses	50,932,400	5,279,329	—		56,211,729
Gain on disposition of assets	(1,998,600)	—	—		(1,998,600)
Gain on litigation proceeds	(4,750,000)	—	—		(4,750,000)

INCOME (LOSS) FROM OPERATIONS	20,057,600	(5,279,329)	—		14,778,271

OTHER INCOME (EXPENSE)
Interest expense	(9,173,200)	—	1,782,102	(BB)	(7,391,098)
Investment income	—	149,664	(149,664	) (CC)	—
Net unrealized gain on interest rate swap agreements	8,212,200	—	—		8,212,200
Other, net	683,600	—	—		683,600

TOTAL OTHER INCOME (EXPENSE)	(277,400)	149,664	1,632,438		1,504,702

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	19,780,200	(5,129,665)	1,632,438		16,282,973

INCOME TAX PROVISION (BENEFIT)	4,517,000	(393,999)	444,023	(DD)	4,567,024

NET INCOME (LOSS)	15,263,200	(4,735,666)	1,188,415		11,715,949
Net income attributable to the noncontrolling interests	(343,500)	—	—		(343,500)

NET INCOME (LOSS) ATTRIBUTABLE TO VWE/BCAC	14,919,700	(4,735,666)	1,188,415		11,372,449

Accretion on redeemable VWE Series B stock	4,759,700	—	(4,759,700	) (EE)	—

NET INCOME (LOSS) ALLOCABLE TO VWE SERIES A AND BCAC STOCKHOLDERS	$10,160,000	$(4,735,666)	$5,948,115		$11,372,449

Earnings per share allocable to Series A stockholders
Basic	$1.10
Diluted	$1.07

Net loss allocable to Class A Restricted Voting Shareholders per share		$0.00

Net loss allocable to Class B Shareholders per share		$(0.54)

Pro forma earnings per common share					$0.20
Weighted average shares used in the calculation of net earnings per share allocable to Series A stockholders
Basic	7,672,355
Diluted	8,047,086

Weighted average number of shares used in the calculation of loss per share
Class A Restricting Voting Shares		36,000,000
Class B Shares		9,000,000

Weighted average pro forma common shares outstanding					57,219,608	(FF)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JUNE 30, 2020

VWE	BCAC	Adjustments	Pro Forma Combined
Twelve Months Ended	Twelve Months Ended	Twelve Months Ended
June 30,	June 30,	June 30,
2020	2020	2020
NET REVENUES
Wine and spirits	$155,740,600	$—	$—	$155,740,600
Nonwine	34,178,000	—	—	34,178,000

189,918,600	—	—	189,918,600

COST OF REVENUES
Wine and spirits	98,235,800	—	—	98,235,800
Nonwine	20,050,900	—	—	20,050,900

118,286,700	—	—	118,286,700

GROSS PROFIT	71,631,900	—	—	71,631,900
Selling, general, and administrative expenses	64,698,800	1,828,896	2,471,151	(AA)	68,998,847
Impairment of intangibles assets and goodwill	1,281,000	—	—	1,281,000
Gain on disposition of assets	(1,051,700)	—	—	(1,051,700)
Gain on remeasurement of contingent consideration liabilities	(1,034,500)	—	—	(1,034,500)

INCOME (LOSS) FROM OPERATIONS	7,738,300	(1,828,896)	(2,471,151)	3,438,253

OTHER INCOME (EXPENSE)
Interest expense	(15,422,100)	—	2,434,897	(BB)	(12,987,203)
Investment income	—	4,422,992	(4,422,992	) (CC)	—
Net unrealized loss on interest rate swap agreements	(12,945,200)	—	—	(12,945,200)
Other, net	971,900	—	—	971,900

TOTAL OTHER INCOME (EXPENSE)	(27,395,400)	4,422,992	(1,988,095)	(24,960,503)

(LOSS) INCOME BEFORE INCOME TAXES	(19,657,100)	2,594,096	(4,459,246)	(21,522,250)
INCOME TAX PROVISION (BENEFIT)	(9,957,000)	393,999	(1,212,915	) (DD)	(10,775,916)

NET (LOSS) INCOME	(9,700,100)	2,200,097	(3,246,331)	(10,746,334)
Net loss attributable to the noncontrolling interests	(41,200)	—	—	(41,200)

NET (LOSS) INCOME ATTRIBUTABLE TO
VWE/BCAC	(9,741,300)	2,200,097	(3,246,331)	(10,787,534)
Accretion on redeemable Series B stock	4,978,000	—	(4,978,000	) (EE)	—

NET (LOSS) INCOME ALLOCABLE TO VWE SERIES A AND BCAC STOCKHOLDERS	$(14,719,300)	$2,200,097	$1,731,669	$(10,787,534)

Loss allocable to Series A non-redeemable stockholders per share
Basic	$(1.92)
Diluted	$(1.92)
Net income allocable to Class A Restricted Voting Share per share	$0.42
Net loss allocable to Class B Shareholders per share	$(1.39)
Pro forma loss per common share	$(0.19)
Weighted average shares used in the calculation of loss per share allocable to Series A stockholders
Basic	7,672,355
Diluted	7,672,355
Weighted average number of shares used in the calculation of net (loss) income per share
Class A Restricting Voting Shares	32,108,635
Class B Shares	8,133,183
Weighted average pro forma common shares outstanding	57,219,608	(FF)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The transactions will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, BCAC will be treated as the “acquired” company for financial reporting purposes.

Accordingly, the transactions will be treated as the equivalent of VWE issuing stock for the net assets of BCAC, accompanied by a recapitalization. The net assets of BCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the transactions will be those of VWE. See “Anticipated Accounting Treatment.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with:

•

BCAC’s unaudited balance sheets as of March 31, 2021 and the related notes for the three months ended March 31, 2021, included in Exhibit 99.1 to BCAC’s Form 6-K filed with the SEC on May 14, 2021; and

•

VWE’s unaudited condensed consolidated balance sheet as of March 31, 2021 and the related notes for the nine months ended March 31, 2021, included in Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit 99.3 is attached.

The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2021 has been prepared using, and should be read in conjunction with:

•

BCAC’s unaudited statements of operations for the nine months ended March 31, 2021, derived from BCAC’s audited statement of operations for the year ended December 31, 2020 and BCAC’s unaudited statements of operations for the three and six months ended March 31, 2021 and June 30, 2020, included in Exhibit 99.1 to BCAC’s Form 6-K filed with the SEC on May 14, 2021 and in the Prospectus; and

•

VWE’s unaudited condensed consolidated statement of operations for the nine months ended March 31, 2021 and the related notes, which are included in Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit 99.3 is attached.

The unaudited condensed combined statement of operations of BCAC for the nine months ended March 31, 2021 was calculated by taking the audited statements of operations of BCAC for the year ended December 31, 2020, less the unaudited condensed statements of operations of BCAC for the six months ended June 30, 2020, plus the unaudited condensed statement of operations of BCAC for the three months ended March 31, 2021.

The unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2020 has been prepared using, and should be read in conjunction with:

•

BCAC’s unaudited statement of operations for the twelve months ended June 30, 2020, derived from BCAC’s unaudited statements of operations for the six months ended June 30, 2020 and BCAC’s audited statement of operations for the period of July 8, 2019 (inception) through December 31, 2019 and the related notes, which are included in the Prospectus; and

•	VWE’s audited consolidated statement of operations for the fiscal year ended June 30, 2020 and the related notes, which are included in the Prospectus.

The unaudited condensed combined statement of operations of BCAC for the year ended June 30, 2020 was calculated by taking the unaudited condensed statement of operations of BCAC for the six months ended June 30, 2020 plus the audited statement of operations of BCAC for the period of July 8, 2019 (inception) through December 31, 2019.

BCAC’s and VWE’s management have made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to:

•	any anticipated synergies, operating efficiencies, tax savings, cost savings or increased costs of a public company that may be associated with the transactions;

•

up to 5,726,864 Earnout Shares to holders of shares of VWE Series B stock and VWE Series A stock (other than Wasatch) issuable in the event New VWE Holdco common stock achieves certain performance goals;

•

the impact of the expected acquisition by VWE of Kunde by merger (see “VWE Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments— Kunde Acquisition”);

•	the divestiture of certain non-core real estate assets with a combined appraised value in excess of $70 million; and

•	the impact of any Canadian income tax incurred by BCAC under the “corporate emigration” rules in the Tax Act as a result of the domestication.

The pro forma adjustments reflecting the consummation of the transactions are based on certain currently available information and certain assumptions and methodologies that BCAC believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. BCAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of BCAC and VWE.

2.	Accounting Policies

Upon consummation of the transactions, the New VWE Holdco will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosure about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the transactions and has been prepared for informational purposes only.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)

Reflects the release of cash invested in marketable securities held in the trust account after giving effect to 18,366,645 redemptions and a redemption price of $10.09644396 per share and the reclassification of $178,640,835 to cash.

(B)	Reflects the issuance of 10,000,000 shares of New VWE Holdco common stock at $10.00 per share pursuant to the subscription agreements between BCAC and Wasatch dated April 22, 2021.

(C)	Reflects the cash repayment of $83,056,500 of the VWE line of credit.

(D)

Reflects the settlement of $13,500,000 of deferred underwriters’ commission (inclusive of the discretionary deferred portion of the underwriting commission). The commission was paid at the closing of the transactions.

(E)	Reflects the cash purchase and retirement of the Series B Preference Amount and 1,011,445 shares of VWE Series B redeemable stock for $32,000,000.

(F)

Represents BCAC and VWE estimated remaining transaction costs incurred after March 31, 2021 of $17,920,666 and $3,781,000 (includes cash payment of $20,399,466 plus $1,302,200 currently within prepaid expenses), respectively, inclusive of advisory, transaction, printing, legal, accounting and listing fees that get paid in cash and $20,688,166 charged through additional paid in capital and $1,013,500 expensed through retained earnings.

(G)	Represents the cash payment for the settlement and cancellation of the existing VWE Stock Option Plan at the closing of the merger.

(H)

Reflects the redemption and cancellation of 18,366,645 shares of BCAC Class A restricted shares for $185,437,802 and the reclassification of $177,900,237 BCAC Class A restricted shares subject to redemption to permanent equity and the exchange of 17,633,355 shares of BCAC Class A restricted shares for 17,633,355 shares of New VWE Holdco common stock.

(I)

Represents the recapitalization of 577,511 shares of VWE Series B stock and the issuance of 1,650,000 shares of New VWE Holdco common stock as consideration for the reverse recapitalization. The recapitalization attributes $10,238,258 to additional paid in capital and $5,236,342 to retained earnings.

(J)

Represents the recapitalization of 6,799,424 shares of VWE Series A redeemable stock and the issuance of 19,426,546 shares of New VWE Holdco common stock as consideration for the reverse recapitalization. The recapitalization attributes $23,578,700 to additional paid in capital and $30,679,400 to retained earnings.

(K)	Represents the recapitalization of 872,931 shares of VWE Series A common stock and the issuance of 2,494,040 shares of New VWE Holdco common stock as consideration for the reverse recapitalization.

(L)	Represents the forfeiture of 3,000,000 shares of BCAC Class B stock for no value.

(M)	Represents the exchange of 6,000,000 shares of BCAC Class B stock for 6,000,000 shares of New VWE Holdco common stock.

(N)

Excludes (a) the recapitalization of 906,345 shares of VWE Series A stock issued in the Kunde transaction effective April 19, 2021 and the issuance of 2,589,506 shares of New VWE Holdco common stock as consideration for the reverse capitalization, (b) up to 5,726,864 Earnout Shares to holders of shares of VWE Series B stock and VWE Series A stock (other than Wasatch) issuable in the event New VWE Holdco common stock achieves certain performance goals; and (c) up to 652,497 shares of New VWE Holdco common stock redeemable by New VWE Holdco for no consideration from each VWE shareholder party to the investor rights agreement to the extent that any portion of the PPP Note has not been forgiven prior to the closing of the merger, on the earlier of VWE’s receipt of notice from the applicable lender or the applicable governmental entity that any or all of the PPP Note will not be forgiven and the date that is 18 months after the closing of the merger. Also does not reflect the potential for redemptions from each VWE shareholder party to the investor rights agreement to the extent the Merger Consideration is adjusted downward in excess of the Adjustment Escrow Deposit. Includes the issuance of 668,164 shares of New VWE Holdco common stock related to the conversion of $4,750,000 in principal amount of the VWE secured convertible promissory note held by Jayson Woodbridge and $38,594 of interest accrued thereon and 10,000,000 shares of New VWE Holdco common stock at $10.00 per share pursuant to the subscription agreements between BCAC and Wasatch dated April 22, 2021.

(O)	Reflects the reclassification of BCAC’s historical accumulated deficit.

(P)	Reflects the escrow of $6,524,977 of the PPP Note as required by the transaction agreement in connection with the application for forgiveness of the PPP Note.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2021 and twelve months ended June 30, 2020 are as follows:

(AA)	Reflects $1,457,651 of compensation expense associated with the settlement and cancellation of the existing VWE Stock Option Plan and $1,013,500 of VWE transaction expenses.

(BB)

For the nine months ending March 31, 2021, reflects the repayment of $83,056,500 of VWE line of credit at an average interest rate of 2.68% and the conversion of $4,750,000 secured convertible promissory notes at an average interest rate of 3.25%. For the twelve months ended June 30, 2020, reflects the repayment of $77,436,700 of VWE line of credit at an average interest rate of 2.83% and the conversion of $4,750,000 secured convertible promissory notes at an average interest rate of 5.13%.

(CC)

For the nine months ended March 31, 2021, reflects the liquidation of the BCAC assets held in trust and the elimination of $149,664 investment income. For the twelve months ended June 30, 2020 reflects the liquidation of BCAC assets held in trust and the elimination of $4,422,992 of investment income.

(DD)	Applies VWE statutory tax rate of 27.2%.

(EE)

Reverses the accretion of $4,759,700 for the nine months ended March 31, 2021 and $4,978,000 for twelve months ended June 30, 2020 on the VWE Series B stock as it is repaid or recapitalized to New VWE Holdco common stock in full.

(FF)

Excludes (a) the recapitalization of 906,345 shares of VWE Series A stock issued in the Kunde transaction effective April 19, 2021 and the issuance of 2,589,506 shares of New VWE Holdco common stock for the reverse capitalization, (b) up to 5,726,864 Earnout Shares to holders of shares of VWE Series B stock and VWE Series A stock (other than Wasatch) issuable in the event New VWE Holdco common stock achieves certain performance goals; and (c) up to 652,497 shares of New VWE Holdco common stock redeemable by New VWE Holdco for no consideration from each VWE shareholder party to the investor rights agreement to the extent that any portion of the PPP Note has not been forgiven prior to the closing of the merger, on the earlier of VWE’s receipt of notice from the applicable lender or the applicable governmental entity that any or all of the PPP Note will not be forgiven and the date that is 18 months after the closing of the merger. Also does not reflect the potential for redemptions from each VWE shareholder party to the investor rights agreement to the extent the Merger Consideration is adjusted downward in excess of the Adjustment Escrow Deposit. Includes the issuance of 668,164 shares of New VWE Holdco common stock related to the conversion of $4,750,000 in principal amount of the VWE secured convertible promissory note held by Jayson Woodbridge and $38,594 of interest accrued thereon and 10,000,000 shares of New VWE Holdco common stock at $10.00 per share pursuant to the subscription agreements between BCAC and Wasatch dated April 22, 2021.

4.	Net Earnings per Share

The unaudited pro forma condensed combined financial information reflects the net earnings per share calculated using the outstanding shares of VWE Series B redeemable stock that are not repurchased, the VWE Series A redeemable stock and VWE Series A stock for the issuance of shares of New VWE Holdco common stock at an exchange ratio of 2.78760 for each share of VWE capital stock as consideration for the merger, the exchange of BCAC shares for shares of New VWE Holdco common stock in the domestication, and the issuance of 10,000,000 shares of New VWE Holdco common stock pursuant to the subscription agreements between BCAC and Wasatch dated April 22, 2021, assuming the shares were outstanding since July 1, 2019. This table excludes (i) 2,589,506 shares issued in connection with the Kunde acquisition in April 2021; (ii) the issuance of up to 5,726,864 Earnout Shares to holders of shares of VWE Series A stock and VWE Series B stock (other than Wasatch), which are issuable in the event New VWE Holdco common stock achieves certain performance goals; and (iii) the 652,497 shares of New VWE Holdco common stock redeemable by New VWE Holdco for no consideration from each VWE shareholder party to the investor rights agreement to the extent any portion of the PPP Note has not been forgiven prior to the earlier of (A) the date that is 18 months after the closing of the merger or (B) VWE’s receipt of notice from the applicable lender or the applicable governmental entity that any or all of the PPP Note will not be forgiven. As the transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that the shares issuable relating to the transactions have been outstanding for the entirety of all periods presented. For the redemption of 18,366,645 BCAC Class A restricted voting shares, this calculation is retroactively adjusted to eliminate such shares for the entire period. The unaudited pro forma condensed combined financial information has been prepared assuming the redemption into cash of 18,366,645 shares of BCAC Class A restricted voting shares for the nine months ended March 31, 2021 and for the twelve months ended June 30, 2020:

	For the Nine Months Ended	For the Twelve Months Ended
	March 31, 2021	June 30, 2020
Pro forma net income (loss)	$11,372,449	$(10,787,534)
Weighted average shares of New VWE Holdco common stock outstanding	57,219,608	57,219,608
Pro forma net income (loss) per share of New VWE Holdco common stock attributable to common stockholders	$0.20	$(0.19)

The table below represents the earnings per share calculated using the outstanding shares of VWE Series B stock that are not repurchased, the VWE Series A redeemable stock and the Series A stock for the issuance of shares of New VWE Holdco common stock at an exchange ratio of 2.78760 for VWE capital stock as consideration for the merger, the exchange of BCAC Class A restricted voting shares and BCAC Class B shares for shares of each share of New VWE Holdco common stock in the domestication, and reflecting the issuance of 2,589,506 shares of VWE Series A stock expected to be issued in connection with the Kunde acquisition and the issuance of 10,000,000 shares of New VWE Holdco common stock pursuant to the subscription agreements between BCAC and Wasatch dated April 22, 2021, assuming that all such shares were outstanding since July 1, 2019. This table excludes (i) the issuance of up to 5,726,864 Earnout Shares to holders of shares of VWE Series A stock and VWE Series B stock (other than Wasatch), which are issuable in the event New VWE Holdco common stock achieves certain performance goals; and (ii) the 652,497 shares of New VWE Holdco common stock redeemable by New VWE Holdco for no consideration from each VWE shareholder party to the investor rights agreement to the extent any portion of the PPP Note has not been forgiven prior to the earlier of (A) the date that is 18 months after the closing of the merger or (B) VWE’s receipt of notice from the applicable lender or the applicable governmental entity that any or all of the PPP Note will not be forgiven. This table also excludes the potential for redemptions from each VWE shareholder party to the investor rights agreement to the extent the Merger Consideration is adjusted downward in excess of the Adjustment Escrow Deposit. As the transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted earnings (loss) per share assumes that the shares of New VWE Holdco common stock issuable relating to the transactions have been outstanding for the entirety of all periods presented. For the redemption of 18,366,645 BCAC Class A restricted voting shares, this calculation is retroactively adjusted to eliminate such shares for the entire period. The unaudited information in the table below has been prepared assuming the redemption into cash of 18,366,645 Class A restricted voting shares for the nine months ended March 31, 2021 and for the twelve months ended June 30, 2020:

	For the Nine Months Ended	For the Twelve Months Ended
	March 31, 2021	June 30, 2020
Pro forma net income (loss)	$11,372,449	$(10,787,534)
Weighted average shares of New VWE Holdco common stock outstanding (including New VWE Holdco shares issued pursuant to the Kunde transaction)(a)	59,809,114	59,809,114
Pro forma earnings (loss) per share of New VWE Holdco common stock attributable to common stockholders (including shares to be issued pursuant to the Kunde transaction)	$0.19	$(0.18)

(a)

VWE acquired Kunde in April 2021 for approximately $60 million in the form of Series A stock, promissory notes, and cash, net of assumed debt. Kunde selected unaudited financial information as of and for the year ended December 31, 2020 is as follows:

Net Revenues	$12,509,600	Total Assets	$35,046,900
Income from Operations	$1,588,700	Line of Credit	$7,000,000
Net Income	$1,400,100	Short-term and Long-term Debt	$6,080,000

See “VWE Management’s Discussion and Analysis of Financial Condition and Results of Operations— Recent Developments—Kunde Acquisition.”